SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      Scott & Stringfellow Financial, Inc.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

( ) $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                     [LOGO]

                      Scott & Stringfellow Financial, Inc.

                              909 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219

                 NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF SCOTT & STRINGFELLOW FINANCIAL, INC.:

     The 1995 Annual Meeting of Shareholders of Scott & Stringfellow Financial, Inc. (the "Company") will be held at the Crestar Bank Building, 919 East Main Street, Richmond, Virginia, on Tuesday, October 17, 1995, at 4:30 p.m., Eastern Daylight Time, for the following purposes:

     1. To elect four directors for three-year terms and one director for a two-year term;

     2. To approve a 150,000 share increase in the total number of common shares authorized for issuance and purchase under the Scott & Stringfellow Financial, Inc. Employee Stock Purchase Plan;

     3. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending June 28, 1996; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of record of shares of Common Stock at the close of business on September 8, 1995, will be entitled to vote at the meeting and any adjournments thereof. Your attention is directed to the accompanying Proxy Statement and 1995 Annual Report.

     All Shareholders are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Please promptly vote, date, sign, and return the enclosed proxy card using the envelope provided. Thank you.

                                          By Order of the Board of Directors,

                                          DAVID PLAGEMAN
                                          EXECUTIVE VICE PRESIDENT
                                            AND SECRETARY

September 21, 1995

                      Scott & Stringfellow Financial, Inc.

                              909 EAST MAIN STREET
                            RICHMOND, VIRGINIA 23219

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement, mailed to shareholders on or about September 21, 1995, is furnished in connection with the solicitation by Scott & Stringfellow Financial, Inc. (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 17, 1995, and at any adjournments thereof. A copy of the Annual Report of the Company for the fiscal year ended June 30, 1995, has been mailed to you with this Proxy Statement.

     In addition to the solicitation of proxies by mail, the Company's officers and regular employees, without compensation other than regular compensation, may solicit proxies by telephone, telegraph, and personal interview. The Company will bear the cost of all solicitation.

     On September 8, 1995, the date for determining shareholders entitled to vote at the meeting, there were 2,109,420 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote. Each such share of Common Stock entitles the holder thereof to one vote.

     Any shareholder giving a proxy may revoke it at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a later dated proxy relating to the same shares, or by attending the Annual Meeting and voting in person. A proxy, if executed and not revoked, will be voted for the election of the nominees for director named herein, for the proposed amendment of the Employee Stock Purchase Plan as described herein, and for the ratification of KPMG Peat Marwick LLP as independent certified public accountants of the Company unless such proxy contains specific instructions to the contrary, in which event it will be voted in accordance with such instructions.

                             ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide for three classes of directors with staggered terms of office and provide that upon the expiration of the term of office for a class of directors, nominees for that class shall be elected for a term of three years. At this year's Annual Meeting, William P. Schubmehl, Robert L. Hintz and David Plageman are nominees for re-election for three-year terms as directors. In addition, John Sherman, Jr. and Steven C. DeLaney, both of whom have been appointed to the Board of Directors since the last Annual Meeting, are being presented to the shareholders for election as directors. Mr. Sherman is a nominee for a three-year term expiring in 1998 and Mr. DeLaney is a nominee for a two-year term expiring in 1997. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

     Although the Company anticipates that all of the nominees will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, shares represented by properly executed proxies will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

     The Company was formed in 1984 for the purpose of becoming the holding company of Scott & Stringfellow, Inc. ("Scott & Stringfellow"). Accordingly, all service by the Company's officers and directors prior to 1984 refers to service as an officer or director of Scott & Stringfellow.

     The following contains certain information concerning the nominees for election and those directors whose terms continue beyond the date of the Annual Meeting.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ALL OF THE NOMINEES.

NOMINEES FOR ELECTION FOR THREE-YEAR TERMS

WILLIAM P. SCHUBMEHL, age 63, has served as a director of the Company since 1981. He was named to the position of President and Chief Executive Officer of the Company and Scott & Stringfellow in April 1992. Mr. Schubmehl served as Executive Vice President from 1990 until April 1992, and as Senior Vice President from 1986 to 1990, during which periods he had primary responsibility for branch administration and retail sales. Mr. Schubmehl, a member of the Executive Committee, joined Scott & Stringfellow in 1978.

ROBERT L. HINTZ, age 65, has served as a director of the Company since 1989. He is Chairman of the Board of R. L. Hintz and Associates, a management consulting firm. He was an Executive Vice President of CSX Corporation from 1984 to 1988, during which time he held the additional positions of Chief Executive Officer of CSX Energy and Property Groups, 1985-1988, and Chairman and Chief Executive Officer of Sea-Land Corporation, 1987-1988. Mr. Hintz is a director of Reynolds Metals Company, Chesapeake Corporation, and Ashland Coal, Inc.

DAVID PLAGEMAN, age 55, has served as a director of the Company since 1976. He has served as Executive Vice President and Secretary of the Company since 1984. Mr. Plageman, an Investment Broker, joined Scott & Stringfellow in 1974. Mr. Plageman was a member of the Executive Committee until January 1995.

JOHN SHERMAN, JR., age 49, was appointed a director of the Company in January 1995, and is standing for election to his first three-year term. He was elected Executive Vice President and Chief Operating Officer in July 1995 and is a member of the Executive Committee. From August 1993 until July 1995, he served as Senior Vice President for Branch Administration. Mr. Sherman joined the Company in July 1988 and served as Branch Manager of the Kinston, N.C. office until August 1993.

NOMINEE FOR ELECTION FOR TWO-YEAR TERM

STEVEN C. DELANEY, age 41, was appointed a director in July 1995 and is standing for election for a two-year term in order to balance the number of directors in each class. Mr. DeLaney serves as Senior Vice President and Chief Financial Officer with responsibility for the finance, accounting, operations and technology functions. He was appointed First Vice President and Chief Financial Officer in October 1992. Prior to joining the Company in July 1992, Mr. DeLaney was a senior financial executive for a financial services holding company for over fifteen years.

DIRECTORS CONTINUING IN OFFICE

                       DIRECTORS WHOSE TERMS EXPIRE IN 1996

     SIDNEY BUFORD SCOTT, age 62, has served as Chairman of the Board of the Company and Scott & Stringfellow since 1974. Mr. Scott, a first cousin of Mr. Bocock (see below), joined Scott & Stringfellow in 1958. He is a member of the Executive Committee, and serves as a Director of Ethyl Corporation, Albemarle Corporation, and Great Eastern Energy and Development Corporation.

     JOHN J. MULDOWNEY, age 56, has been a director of the Company since 1974. Mr. Muldowney, an Investment Broker and Chairman of the internal Credit Committee, joined Scott & Stringfellow in 1970 and was named Senior Vice President in 1980. Prior to January 1994, Mr. Muldowney also served as head of the Over-the-Counter Trading Department.

     WILLIAM W. BERRY, age 63, has been a director of the Company since June of 1993. He is retired from the position of Chairman of the Board of Dominion Resources, Inc., which he held from May 1990 to December 1992. Prior to May 1990, he served as Chairman of the Board and Chief Executive Officer of Dominion Resources since July 1986. Mr. Berry is a director of Ethyl Corporation, Albemarle Corporation, and Universal Corporation.

     WILLIAM F. CALLIOTT, age 51, has served as a director of the Company since October 1993. He has been an Executive Vice President and director of Scott & Stringfellow since the 1989 acquisition of Investment Corporation of Virginia, which he joined in 1967. Mr. Calliott is an Investment Broker in Scott & Stringfellow's Norfolk office.

                       DIRECTORS WHOSE TERMS EXPIRE IN 1997

     FREDERIC SCOTT BOCOCK, age 63, Vice Chairman of the Board of Directors, has served as a director of the Company since 1974. He also serves as Chairman and Managing Director of Scott & Stringfellow Capital Management, an investment advisory affiliate of the Company, and is a member of the Executive Committee. Mr. Bocock, a first cousin of Mr. Scott (see above), joined Scott & Stringfellow in 1957.

     R. BRUCE CAMPBELL, age 55, joined Scott & Stringfellow in 1971 and has served as a director of the Company since 1978. Mr. Campbell, an Investment Broker in the Staunton office, has held the position of Senior Vice President since 1987 and has responsibility for the nine branch offices which comprise the Blue Ridge Region.

     R. GORDON SMITH, age 57, has served as a director of the Company since 1987. He is a partner in the law firm of McGuire, Woods, Battle & Boothe, L.L.P., which serves as General Counsel to the Company.

                       CERTAIN INFORMATION CONCERNING THE
                     BOARD OF DIRECTORS AND ITS COMMITTEES

COMMITTEES OF THE BOARD AND BOARD MEETINGS

     The Board of Directors held 11 meetings during the fiscal year ended June 30, 1995. All directors attended at least 75% of the aggregate of the meetings of the Board and the meetings of all committees thereof on which they serve.

     Messrs. Scott, Bocock, Schubmehl, Sherman and DeLaney serve on the Executive Committee, which held approximately 50 meetings during fiscal 1995. Mr. Plageman served on the Executive Committee until January 1995. Mr. Sherman and Mr. DeLaney began serving on the Executive Committee in January and July 1995, respectively. The Executive Committee is empowered to exercise all of the authority of the Board of Directors during the interim between Board meetings, subject to the limitations of the Virginia Stock Corporation Act.

     Messrs. Plageman, Schubmehl, Berry, Hintz, and Smith serve on the Audit Committee, which held four meetings during fiscal 1995. The Audit Committee meets with the Company's internal auditing staff and reviews and reports to the Board with respect to various auditing and accounting matters, including the selection and fees of the Company's independent auditors, the scope of audit procedures, the nature of services to be performed by the independent auditors, and the Company's accounting practices.

     The Board has established two standing committees which administer and monitor certain executive and management compensation programs. These committees are the Compensation Committee consisting of Messrs. Berry, Hintz, and Smith, and the Stock Option Committee consisting of Messrs. Berry, Hintz, and Smith.

For additional information on these two committees and the compensation programs which they administer, see the section of this Proxy Statement entitled COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

     The Company does not have a standing Nominating Committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company receive no fees for serving as directors or for serving on any committee of the Board. Any director who is not an employee of the Company receives an annual director's fee of $6,000.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding shares of Common Stock beneficially owned as September 8, 1995 by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director of the Company; and (iii) the directors and executive officers as a group. Unless otherwise noted, each individual has sole voting power and sole investment power with respect to the number of shares set forth opposite his name. The address of Mr. Bocock and Mr. Scott is 909 East Main Street, Richmond, Virginia 23219. The address of Mr. Kellogg is c/o Spear, Leeds & Kellogg, 120 Broadway, New York, New York 10271.

                                                                                   PERCENT OF
          NAME                                         NUMBER OF SHARES(6)     OUTSTANDING SHARES
Peter R. Kellogg (1)                                         239,500                  11.3%
Frederic Scott Bocock (2)                                    193,320                   9.1
Sidney Buford Scott (3)                                      172,320                   8.2
John J. Muldowney                                             85,104                   4.0
William F. Calliott                                           50,613                   2.5
David Plageman (4)                                            48,018                   2.3
R. Bruce Campbell (5)                                         31,944                   1.5
William P. Schubmehl                                          31,546                   1.5
John Sherman, Jr.                                             13,875                   0.7
Robert L. Hintz                                                6,000                   0.3
R. Gordon Smith                                                4,800                   0.2
William W. Berry                                               2,400                   0.1
Steven C. DeLaney                                                905                   0.0
All directors and executive officers
  as a group (17 persons)                                    653,533                  30.7

     (1) Information concerning the shares owned by Mr. Kellogg was derived from a Form 4 filed with the Securities and Exchange Commission on February 2, 1995. According to this filing, Mr. Kellogg owns 60,000 shares directly. He also indirectly controls: 84,500 shares through a corporation which he owns; 60,000 shares owned by his wife; and 35,000 shares owned by a charitable foundation. Mr. Kellogg disclaims beneficial ownership of the shares owned by the corporation, his wife, and the charitable foundation.

     (2) Includes 108,000 shares owned by Mr. Bocock's children and trusts for his children, as to which shares Mr. Bocock disclaims beneficial ownership.

     (3) Includes 16,000 shares owned by Mr. Scott's wife and children, as to which shares Mr. Scott disclaims beneficial ownership.

     (4) Includes 2,200 shares owned by Mr. Plageman's children as to which Mr. Plageman shares voting and/or investment power.

     (5) Includes 15,000 shares owned by Mr. Campbell's wife, as to which shares Mr. Campbell disclaims beneficial ownership.

     (6) Beneficial ownership shown for the following individuals and group includes the indicated number of shares of Common Stock that may be purchased upon the exercise of stock options which are exercisable within the next sixty days: Mr. Bocock (3,720), Mr. Scott (1,920), Mr. Muldowney (1,104), Mr. Calliott (1,920), Mr. Plageman (1,560), Mr. Campbell (1,944), Mr. Schubmehl (1,268), Mr.
Sherman (264), Mr. DeLaney (120), and all other executive officers as a group (5,520).

                             EXECUTIVE COMPENSATION

     The following table provides information concerning the compensation and stock option grants received by the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for the fiscal year ended June 30, 1995, and for each of the two previous fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                          ANNUAL COMPENSATION                  COMPENSATION           ALL OTHER
             NAME AND                                        BONUS         OTHER ANNUAL          OPTIONS            COMPENSATION
        PRINCIPAL POSITION            YEAR      SALARY        (1)        COMPENSATION (2)     GRANTED (#)(3)          (4)(5)(6)
William P. Schubmehl                  1995     $154,350     $120,000          $2,106                   0              $  19,758
  President and                       1994      154,350      188,000           1,200               2,400                 26,152
  Chief Executive Officer             1993      147,000      165,000               0               2,400                 28,513

Frederic Scott Bocock                 1995       40,000       94,195           2,106                   0                222,868
  Vice Chairman                       1994       25,000      143,602           1,100                   0                258,297
                                      1993       25,000      100,138               0               1,800                267,521

Sidney Buford Scott                   1995            0       84,000           2,106                   0                252,057
  Chairman of the Board               1994            0      130,000               0                   0                238,728
                                      1993            0      110,000               0               1,800                244,174

John Sherman, Jr.                     1995      110,000       90,000          13,337               2,500                 28,073
  Executive Vice President and        1994       96,250       68,958          29,305               2,400                 56,484
  Chief Operating Officer             1993           --           --              --                  --                     --

Steven C. DeLaney                     1995       90,000       73,000           1,581               2,500                  7,575
  Senior Vice President and           1994       80,000       80,000               0               2,400                  7,695
  Chief Financial Officer             1993       63,807       10,000               0                 600                  3,425

     (1) The Company pays discretionary cash bonuses to executive and management personnel based on individual performance and Company financial results. SEE COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- CASH BONUSES. Included in the amounts shown as Bonus for 1995, are the following discretionary cash bonuses:
Mr. Schubmehl -- $120,000; Mr. Bocock -- $81,000; Mr. Scott -- $84,000; Mr.
Sherman -- $7,650; and

Mr. DeLaney -- $73,000. The 1995 Bonus amounts also include certain bonuses paid to the following officers based on individual department results: Mr.
Bocock -- $13,195 and Mr. Sherman -- $82,350.

     (2) Other Annual Compensation includes forgivable loan expense of $12,887 paid to Mr. Sherman, and the following amounts representing spousal travel or other miscellaneous income: Mr. Schubmehl -- $2,106; Mr. Bocock -- $2,106; Mr. Scott -- $2,106; Mr. Sherman -- $450; and Mr. DeLaney -- $1,581.

     (3) The stock options granted to Mr. Sherman and Mr. DeLaney in the year ended June 30, 1995, carry an exercise price of $12.00 per share which was the fair market value of the Company's Common Stock as of the date of grant, which was March 21, 1995. The options have a ten-year term and vest at the rate of 20% per year beginning on the second anniversary of the date of grant. SEE COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- STOCK OPTIONS.

     (4) Includes in All Other Compensation for fiscal 1995, the following amounts of commissions and incentives earned from securities brokerage activities: Mr. Schubmehl -- $7,396; Mr. Bocock -- $200,507; Mr.
Scott -- $230,798; and Mr. Sherman -- $18,690.

     (5) The Company has a voluntary contributory profit sharing plan that covers substantially all employees. SEE COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- PROFIT SHARING AND DEFERRED PLANS. Company contributions to the plan may be in the form of either discretionary matching contributions or additional discretionary contributions. Included in All Other Compensation for fiscal year 1995 are the following amounts representing Company contributions to the profit sharing plan: Mr. Schubmehl -- $5,722; Mr. Bocock -- $5,722; Mr. Scott -- $5,722; Mr. Sherman -- $5,722; and Mr. DeLaney -- $5,722.

     (6) The Company has established a non-qualified deferred compensation plan for selected highly-compensated employees. SEE COMMITTEE REPORT ON EXECUTIVE COMPENSATION -- PROFIT SHARING AND DEFERRAL PLANS. Included in All Other Compensation for fiscal 1995 are the following amounts which represent Company contributions and voluntary deferrals under the deferred compensation plan: Mr. Schubmehl -- $6,640; Mr. Bocock -- $16,640; Mr. Scott -- $15,037; Mr.
Sherman -- $3,661; and Mr. DeLaney -- $1,653.

     The following table provides a summary of the stock options granted to the Company's five most highly-compensated executive officers during the fiscal year ended June 30, 1995.

                              OPTION GRANTS TABLE

                                                                                                         POTENTIAL
                                                                                                        REALIZABLE
                                                % OF TOTAL                                           VALUE AT ASSUMED
                                              OPTIONS GRANTED                                       APPRECIATION RATES
                               OPTIONS         TO EMPLOYEES       EXERCISE PRICE     EXPIRATION             (2)
          NAME              GRANTED(#)(1)     IN FISCAL YEAR        ($/SHARE)           DATE        5% ($)      10% ($)
William P. Schubmehl                0               N/A                 N/A             N/A           N/A         N/A
Frederic Scott Bocock               0               N/A                 N/A             N/A           N/A         N/A
Sidney Buford Scott                 0               N/A                 N/A             N/A           N/A         N/A
John Sherman, Jr.               2,500              5.81%              $12.00          3-21-05       $18,875     $47,800
Steven C. DeLaney               2,500              5.81%               12.00          3-21-05        18,875      47,800

     (1) The fiscal 1995 option grants shown above were made pursuant to the terms of the Scott & Stringfellow Financial, Inc. Stock Option Plan as amended in 1993. The exercise price of the options granted was equal to the fair market value of the Company's Common Stock on the date of grant. The options are not exercisable during the first two years from the date of grant, and thereafter vest at the cumulative rate of 20% on each anniversary of the date of grant beginning with the second anniversary, such that the options are fully vested on the sixth anniversary of the date of grant.

     (2) The potential realized values shown above assume that the market price of the Company's Common Stock appreciates at the compound annual percentage rates indicated from the date of grant to the end of the ten-year option term. These amounts are provided only to comply with Securities and Exchange Commission rules and are based on theoretical assumptions. There is no assurance that the actual values realized will approximate the amounts shown above.

     The following table provides information concerning any stock options exercised in the fiscal year ended June 30, 1995 by the Company's five most highly-compensated executive officers and the value of their unexercised stock options at June 30, 1995.

                    AGGREGATE OPTION EXERCISES DURING FISCAL
                     1995 AND FISCAL YEAR END OPTION VALUE

                                                                     NUMBER OF                   VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS
                          SHARES ACQUIRED       VALUE            JUNE 30, 1995(#)              AT JUNE 30, 1995($)(1)(2)
        NAME             ON EXERCISE(#)(1)     REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
William P. Schubmehl           2,952           $14,730          960            6,168           $   330          $ 8,243
Frederic Scott Bocock            --                 --        3,240            3,360            11,597            6,614
Sidney Buford Scott              --                 --        1,920            2,880             3,577            3,209
John Sherman, Jr.                --                 --          264            5,596                82            2,604
Steven C. DeLaney                --                 --          120            5,380                82            2,604

     (1) The closing price of the Company's Common Stock was $12.25 per share on June 30, 1995.

     (2) The value of unexercised options is determined by the difference between the fair market value of the option shares ($12.25 per share) and the exercise prices of the options held at June 30, 1995.

                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company has granted authority to three committees to administer the various forms of compensation paid to executive officers. These committees include the Compensation Committee, the Stock Option Committee, and the Executive Committee (collectively, the "Committees"). The recommendations of each of these Committees are reviewed and approved by the full Board of Directors.

THE COMMITTEES

     The Compensation Committee consists of the three outside directors: Mr. Berry, Mr. Hintz, and Mr. Smith. The primary function of this committee is to recommend to the Board of Directors the amount of any discretionary annual bonuses paid to each executive officer under the Company's executive and management bonus plan.

     The Stock Option Committee is responsible for the granting of stock option awards to executive officers and other employees under the Company's Stock Option Plan. This committee is comprised of the three outside directors: Messrs. Berry, Hintz and Smith.

     The Executive Committee has the responsibility for determining the base salary to be paid to each executive officer except Mr. Scott, Mr. Bocock, and Mr. Schubmehl, whose salaries are set by the Board of Directors. In addition, the Executive Committee makes a recommendation to the Board of Directors with respect to the annual discretionary contribution to the Company's profit sharing plan, and determines which executive officers and other employees are eligible to participate in the deferred compensation plan.

GENERAL OBJECTIVE

     The Company believes that maintaining and motivating a highly qualified management team is essential for the continued growth and prosperity of the Company, and will inure to the benefit of the shareholders. The objective of the Company's compensation programs is to provide its executive officers with both a short-term incentive for maintaining and improving the profitability of the Company long-term deferred compensation, and a long-term incentive aligned with the interests of the shareholders. Accordingly, the Company's compensation program consists of five principal components: base salary, annual cash bonus, profit sharing contributions, non-qualified deferred compensation, and stock option awards.

BASE SALARY

     The Company strives to maintain base salaries for full-time management at levels which are generally competitive with the marketplace. Annual increases in base salary are determined largely by individual performance subject to a percentage limitation based in part on Company performance and the rate of inflation among other things. Given the relatively cyclical nature of the securities industry, the Company attempts to limit its exposure to fixed salary expense by providing its executives with the opportunity for additional cash bonus payments when the Company's performance dictates.

ANNUAL CASH BONUS

     The Company has traditionally established a calendar year cash bonus pool based largely on Company financial performance. Individual awards made from this bonus pool are determined by the Compensation Committee with input from executive management and are based on factors such as individual and departmental performance and length of service. In the year ended June 30, 1995, total cash bonus awards of $641,000 were paid to a total of twenty three (23) individuals. This total bonus amount was equivalent to 13% of operating income before discretionary compensation and income taxes for calendar year 1994.

PROFIT SHARING AND DEFERRAL PLANS

     The Company maintains a voluntary contributory profit sharing plan which covers substantially all of its employees. At its discretion, the Company may make both matching contributions on employee contributions and additional contributions based on Company performance. Employee participants may contribute up to fifteen percent of their earnings to the plan per year, subject to a maximum Internal Revenue Code limitation. For the year ended June 30, 1995, the Company's contributions to the profit sharing plan included matching contributions of approximately $280,000, and an additional discretionary contribution of approximately $800,000, of which $6,000 was used to pay expenses related to the plan and $794,000 was paid to the plan for allocation to participants. The additional discretionary contribution was equivalent to approximately 16% of operating income before discretionary compensation and income taxes for calendar 1994.

     In addition, the Company has established the Scott & Stringfellow, Inc. Deferral Plan for selected highly compensated employees. This non-qualified and unfunded deferred compensation plan allows participants to defer compensation and to receive discretionary profit sharing contributions beyond the Internal Revenue Code limitations governing the Company's profit sharing plan. For the year ended June 30, 1995, the Company's discretionary contribution to the deferral plan on behalf of 43 participants was approximately $120,000.

STOCK OPTION PLAN

     The Stock Option Committee generally awards stock option grants on an annual basis to those officers and employees of the firm who have contributed to the growth and profitability of the Company and who can be expected to continue to make such contributions in the future. Under the terms of the Company's Stock Option Plan, the option price may not be less than the fair market value of the stock on the date of grant. Options are generally granted with ten-year terms and are subject to vesting over a six-year period. In the year ended June 30, 1995, options to acquire a total of 43,000 shares of common stock at a price of $12.00 per share were granted to a total of 66 officers and employees.

                     SUBMITTED BY THE FOLLOWING COMMITTEES
                      OF THE COMPANY'S BOARD OF DIRECTORS:

COMPENSATION COMMITTEE     STOCK OPTION COMMITTEE
William W. Berry           William W. Berry
Robert L. Hintz            Robert L. Hintz
R. Gordon Smith            R. Gordon Smith

                                EXECUTIVE COMMITTEE
                                Sidney Buford Scott
                                Frederic Scott Bocock
                                William P. Schubmehl
                                David Plageman (until January 1995)
                                John Sherman, Jr.
                                Steven C. DeLaney

                            STOCK PERFORMANCE GRAPH

     The following graph and table compare the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Market Value Index and the cumulative total return of a Peer Group Index consisting of eleven (11) publicly-held, regional investment companies, which management believes are relatively comparable to the Company. The peer group index, which is weighted by market value, consists of the Common Stock of the following companies:

A.G. Edwards, Inc.                             Morgan Keegan, Inc.
Alex. Brown Inc.                               Piper Jaffray Companies
First Albany Companies Inc.                    Raymond James Financial, Inc.
Interstate/Johnson Lane, Inc.                  Scott and Stringfellow Financial, Inc.
Legg Mason, Inc.                               The Ziegler Company, Inc.
McDonald & Company Investments, Inc.

The graph and table assume that $100 was invested on June 30, 1990, in the Company's Common Stock, the NASDQ Market Value Index and the peer group index, and that all dividends were reinvested over the ensuing 5-year period.

                                    [GRAPH]

                                                 FISCAL YEARS ENDED JUNE,
                                     1990     1991     1992     1993     1994     1995
Scott and Stringfellow Financial     $100     $150     $182     $222     $215     $239
NASDAQ Market Value Index            $100     $ 94     $102     $125     $137     $160
Selected Peer Group Index            $100     $125     $152     $206     $203     $285

             APPROVAL OF INCREASE IN SHARES AUTHORIZED FOR ISSUANCE
          AND PURCHASE UNDER THE SCOTT & STRINGFELLOW FINANCIAL, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

INTRODUCTION

     At the October 1992 Annual Meeting, shareholders of the Company approved the Scott & Stringfellow Financial, Inc. 1992 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan became effective January 1, 1993, subject to an initial authorization of 120,000 shares of Common Stock. From January 1, 1993 through June 30, 1994, a total of 52,800 shares of Common Stock were issued under the Purchase Plan, resulting in a balance of 67,200 authorized and unissued shares at June 30, 1994. This number of remaining shares was increased by 13,440 shares to an adjusted total of 80,640 as a result of a 20% stock dividend distributed on August 26, 1994. Since July of 1994, an additional 43,066 shares have been issued under the Purchase Plan reducing the authorized and unissued shares to 37,574 at June 30, 1995.

     On June 27, 1995, the Board of Directors of the Company, subject to shareholder approval, authorized an additional 150,000 of Common Stock for issuance under the Purchase Plan. Along with the initial authorization of 120,000 shares, adjusted to 144,000 due to the 20% stock dividend, the 150,000 additional shares bring the total shares which could be issued under the Purchase Plan to 294,000 shares. This total would be equal to approximately 13% of total shares outstanding if, and when, all authorized shares were issued under the Purchase Plan.

     The principal features of the Purchase Plan are summarized below under General Description. This summary is qualified by reference to the complete text of the Purchase Plan, which is attached as Exhibit A to this Proxy Statement.

GENERAL DESCRIPTION

     All present and future employees of the Company are eligible to participate in the Purchase Plan, other than employees (a) whose customary employment is twenty hours or less per week or is for not more than five months in a calendar year, or (b) who have not been employed for more than one year.

     A participant in the Purchase Plan may authorize monthly salary deductions of a maximum of 15% and a minimum of $75 of quarterly base compensation. The amounts so deducted and contributed are applied to the purchase of full and fractional shares of unissued Common Stock at 85% of the fair market value of such shares on the date of purchase. Shares will be purchased by the Purchase Plan's trustee (the "Trustee") for participating employees on the last business day of each calendar quarter. The fair market value of shares purchased under the Purchase Plan for a participant in any calendar year cannot exceed $25,000. In addition, once a participant owns (or is considered as owning within the meaning of Code section 424(d) and treating any outstanding options as exercised) stock possessing 5% or more of the voting power of the Company, he will not be able to purchase any more stock under the Purchase Plan.

     Shares purchased under the Purchase Plan will be held by the Trustee in separate accounts for each participant. Dividends paid on shares held in such accounts will be used to purchase additional shares.

     It is contemplated the shares required for the Purchase Plan will be purchased from the Company but, if the Committee deems it to be appropriate, the Trustee may be directed to make purchases of shares on the open market or in private transactions, in which case the Company will make up the difference between the purchase price and the price at which the shares will be purchased for participants.

     Participants may increase or decrease their payroll deductions at any time but not more than once each calendar quarter. Participants may also withdraw from the Purchase Plan at any time. If a participant withdraws from the Purchase Plan, he may elect to have his shares sold and the proceeds, less selling expenses, remitted to him or he may elect to have a certificate for the full shares credited to his account forwarded to him. In that instance, any fractional shares will be sold and the proceeds, less selling expense, remitted to him. A participant who has withdrawn may not participate in the Purchase Plan again for twelve months.

     In the event of retirement or termination of employment, any contributions which have not yet been used to purchase shares will be refunded and a certificate issued for the full shares in the participant's account. Instead, a participant may elect to have his shares sold and the proceeds, less selling expenses, remitted to him. In the event of a participant's death, any contributions which have not yet been used to purchase shares and all shares in his account will be delivered to his beneficiary designated in writing and filed with the Company or, if no beneficiary has been designated or survives the participant, to his estate.

ADMINISTRATION AND FUTURE AMENDMENTS

     The Purchase Plan will be administered by the Committee, unless the directors appoint another committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee may participate in the Purchase Plan.

     The directors may at any time, or from time to time, amend the Purchase Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to participants under the Purchase Plan, (ii) increase the number of securities that may be issued under the Purchase Plan, or (iii) modify the requirements as to eligibility for participation in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

     A participant will not incur federal income tax as a result of participating in the Purchase Plan or as a result of the purchase of Common Stock at 85% of fair market value. An employee who, either through sale, gift or transfer (other than at death or because of a corporate reorganization), disposes of Common Stock acquired under the Purchase Plan, will recognize capital gain or loss if the disposition occurs at least two years after the date the shares were acquired. A participant disposing of such shares before two years have expired will have ordinary income generally equal to the difference between the purchase price and the fair market value of the Common Stock on the date of purchase, and long-term or short-term capital gain (depending on how long the employee held the shares) on the excess, if any, on the fair market value on the date of sale over the fair market value on the date of purchase.

     The Company will not be entitled to a business expense deduction in connection with the sale of shares under the Purchase Plan, unless a participant disposes of Common Stock received under the Purchase Plan in violation of the above holding period requirements. In that case, the Company will be entitled to a business expense deduction to the extent ordinary income is recognized by the participant.

     This summary of federal income tax consequences does not purport to be complete. Reference should be made to applicable provisions of the Code. There may also be state and local income taxes applicable to the transactions contemplated by the Purchase Plan.

VOTE REQUIRED

     Approval of the increase of 150,000 shares to the total shares authorized for issuance to the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock voting at the annual meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE INCREASE IN AUTHORIZED SHARES FOR THE PURCHASE PLAN.

                              CERTAIN TRANSACTIONS

     Certain directors and executive officers maintain margin accounts with Scott & Stringfellow. Such extensions of credit are made in the ordinary course of business, on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

     McGuire, Woods, Battle & Boothe, L.L.P., of which R. Gordon Smith is a partner, serves as General Counsel to the Company and its subsidiaries.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors has designated KPMG Peat Marwick LLP to serve as the independent certified public accountants of the Company for its fiscal year ending June 28, 1996, and has directed a vote of shareholders to be taken to ascertain their approval or disapproval of that designation. In the event the shareholders do not ratify the appointment of KPMG Peat Marwick LLP, the election of other independent auditors will be considered by the Board of Directors.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 28, 1996.

     A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires and will be available to answer appropriate questions from shareholders.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     If any other matters should properly come before the meeting, and any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in the manner they deem best.

                     PROPOSALS FOR THE 1996 ANNUAL MEETING

     Any shareholder desiring to make a proposal to be acted upon at the 1996 Annual Meeting of Shareholders must present such proposal to the Company at its principal office in Richmond, Virginia, no later than May 24, 1996, in order for the proposal to be considered for inclusion in the Company's Proxy Statement.

                                          SIDNEY BUFORD SCOTT
                                          CHAIRMAN OF THE BOARD

                                                                       EXHIBIT A

                      SCOTT & STRINGFELLOW FINANCIAL, INC.

                       1992 EMPLOYEE STOCK PURCHASE PLAN

                           AMENDMENT AND RESTATEMENT
                             (AS OF JUNE 27, 1995)

1. PURPOSE AND EFFECT OF PLAN

     The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by present and future employees of the Company and its Subsidiaries. The Plan conforms to the provisions of Rule 16b-3 of the Act and is intended to comply with the terms of Code section 423.

2. SHARES RESERVED FOR THE PLAN

     There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 294,000 shares of Common Stock, subject to adjustment as provided in Section 12. Shares subject to the Plan shall be authorized but unissued shares. Shares needed to satisfy the needs of the Plan may be acquired from the Company or by purchases at the expense of the Company on the open market or in private transactions.

3. DEFINITIONS

     Where indicated by initial capital letters, the following terms shall have the following meanings:

     a. ACT: The Securities Exchange Act of 1934.

    b. BASE COMPENSATION: The regular earnings of an Eligible Employee, including overtime, bonuses, and salary reduction contributions pursuant to elections under a plan subject to Code section 125 or 401(k).

    c. BOARD: The Board of Directors of the Company.

    d. CODE: The Internal Revenue Code of 1986, as amended, or any subsequently enacted federal revenue law. A reference to a particular section of the Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted federal revenue law.

    e. COMMITTEE: The committee established pursuant to Section 4 to be responsible for the general administration of the Plan.

    f. COMMON STOCK: The Company's common stock, $.10 par value.

    g. COMPANY: Scott & Stringfellow Financial, Inc. and any successor by merger, consolidation or otherwise.

    h. ELIGIBLE EMPLOYEE: Any employee of the Company or its Subsidiaries who meets the eligibility requirements of Section 5.

    i. ENROLLMENT FORM: The form filed with the Committee authorizing payroll deductions pursuant to Section 6.

    j. FAIR MARKET VALUE: The average of the closing bid and asked prices as reported by NASDAQ for the five trading days prior to the last trading day of the calendar quarter.

    k. INVESTMENT ACCOUNT: The account established for each Participating Employee to hold Common Stock purchased under the Plan pursuant to
    Section 7.

    l. INVESTMENT DATE: When shares of Common Stock are acquired from the Company, the last business day of each calendar quarter on which shares of Common Stock are or could be traded over-the-counter. When shares of Common Stock are acquired in the over-the-counter market, the date on which the shares of Common Stock are purchased.

    m. PARENT: Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, as of an Investment Date, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    n. PARTICIPATING EMPLOYEE: Eligible Employees who elect to participate in the Plan by filing an Enrollment Form pursuant to Section 6.

    o. PAYROLL DEDUCTION ACCOUNT: The account established for a Participating Employee to hold payroll deductions pursuant to Section 6.

    p. PLAN: The "Scott & Stringfellow Financial, Inc. Employee Stock Purchase Plan," as set forth herein and as amended from time to time.

    q. PURCHASE PRICE: The price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share on the Investment Date.

    r. SUBSIDIARY OR SUBSIDIARIES: Any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of an Investment Date, each of the Corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    s. TRUSTEE: Mellon Bank, N.A.

4. ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Committee, consisting of not less than two members appointed by the Board. The Committee shall be the Compensation Committee unless the Board shall appoint another committee to administer the Plan. The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Securities Exchange Act of 1934, no member of the Committee shall be eligible to participate in (i) the Plan or (ii) in any other plan of the Company or any Parent or Subsidiary of the Company providing for discretionary participation or award to participants of the right to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and (iii) no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in a plan described in (i) or
(ii).

     Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Trustee as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons. A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

5. ELIGIBLE EMPLOYEES

     All employees of the Company or its Subsidiaries shall be Eligible Employees, except an employee (a) whose customary employment is twenty hours or less per week or is for not more than five months in a calendar year, or (b) who has not been employed for more than one year.

     No director of the Company or of any Subsidiary who is not an employee shall be eligible to participate in the Plan.

6. ELECTION TO PARTICIPATE; WITHDRAWALS AND SALES

     Each Eligible Employee may become a Participating Employee effective on the first day of any calendar quarter coincident with or following the first anniversary of the date he becomes an Eligible Employee by filing with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Base Compensation. Such regular payroll deductions shall be subject to a quarterly minimum deduction of $75 and a maximum deduction of 15% of quarterly Base Compensation. All regular payroll deductions shall be credited to the Payroll Deduction Account that the Company has established in the name of the Participating Employee.

     A Participating Employee may at any time withdraw from the Plan and cease to be a Participating Employee. An employee who has ceased to be a Participating Employee may not again become a Participating Employee for twelve months. A Participating Employee may, effective as of the first day of the next following calendar quarter, increase or decrease his payroll deduction by filing a new Enrollment Form.

     Once per calendar year, at a time specified by the Committee, a Participating Employee may direct the Trustee to sell or withdraw part or all of the shares of Common Stock in his Investment Account (whole shares only). If a Participating Employee directs the Trustee to sell or withdraw not more than 50% of the shares in his Investment Account in a calendar year, he may continue to be considered a Participating Employee. If a Participating Employee directs the Trustee to sell or withdraw more than 50% of his shares in a calendar year, he shall cease to be a Participating Employee for twelve months and shall not become a Participating Employee until a new election is made, effective as of the first day of a subsequent calendar quarter.

     If a Participating Employee directs the Trustee to withdraw shares, the Trustee shall distribute to the Participating Employee a certificate for the shares of Common Stock to be withdrawn. If a Participating Employee directs the Trustee to sell shares, the Trustee shall sell the shares and remit the proceeds, less expenses of sale, to the Participating Employee.

     Enrollment Forms must be filed with the Committee not less than fourteen days before the beginning of a calendar quarter to be effective for that quarter, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the first day of the calendar quarter following the calendar quarter when it would otherwise become effective.

7. METHOD OF PURCHASE AND INVESTMENT ACCOUNTS

     Each Participating Employee having eligible funds in his Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have purchased the number of whole and fractional shares which the eligible funds in his Payroll Deduction Account could purchase at the Purchase Price on that Investment Date. All whole and fractional shares purchased (rounded to the nearest ten thousandth) shall be maintained by the Trustee in separate Investment Accounts for Participating Employees. All dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock and added to the shares held for a Participating Employee in his Investment Account. Expenses incurred in the purchase of shares and the expenses of the Trustee shall be paid by the Company.

8. STOCK PURCHASES

     The Trustee shall acquire shares of Company Stock for Participating Employees as of each quarterly Investment Date from the Company or, if directed by the Committee, by purchases on the open market or in private transactions using total payroll deduction amounts received by the Trustee at least five Business Days before the last business day of the calendar quarter for all Participating Employees. If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Trustee the difference between the Purchase Price and the price at which such shares are purchased for Participating Employees.

9. LIMITATION ON PURCHASES

     No Participating Employee may purchase during any one calendar year under the Plan (or under any other plan qualified under Code section 423) shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000. The purpose of this limitation is to comply with Code section 423(b)(8).

     A Participating Employee's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that after such purchase the Participating Employee would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5 percent or more of the total combined voting power of the Companywor its Parent or Subsidiary.

     For this purposes stock which the Participating Employee may purchase under any outstanding option shall be treated as owned by such Participating Employee. As of the first Investment Date on which this paragraph limits a Participating Employee's ability to purchase Common Stock, the employee shall cease to be a Participating Employee.

10. TITLE OF ACCOUNTS

     The Trustee shall maintain an Investment Account for each Participating Employee. Each Investment Account shall be in the name of the Participating Employee or, if he so indicates on his Enrollment Form, in his or her name jointly with a member of his family, with right of survivorship. A Participating Employee who is a resident of a jurisdiction which does not recognize such a toint tenancy may have an Investment Account in his name as tenant in common with a member of his or her family, without right of survivorship.

11. RIGHTS AS A SHAREHOLDER

     A Participating Employee shall have the right, as described in Section 6, to obtain a certificate for the full shares of Common Stock credited to his Investment Account.

     A Participating Employee shall have the right, as described in Section 6, to direct that any full shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

     If a Participating Employee ceases to be such, the Participating Employee may elect to have his shares sold by the Trustee and the proceeds, after selling expenses, remitted to him, or he may elect to have a certificate for the full shares of Common Stock credited to his Investment Account forwarded to him. In either event, the Trustee will sell any fractional interest held in his Investment Account and remit the proceeds of such sale, less selling expenses, to him.

     As a condition of participation in the Plan, each Participating Employee agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Investment Date on which such shares were purchased.

12. RIGHTS NOT TRANSFERABLE

     Rights under the Plan are not transferable by a Participating Employee.

13. CHANGE IN CAPITAL STRUCTURE

     In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

     If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

     Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

14. RETIREMENT, TERMINATION AND DEATH

     In the event of a Participating Employee's retirement or termination of employment, or if a Participating Employee ceases to be such, the amount in his Payroll Deduction Account shall be refunded to him, and, unless otherwise elected, certificates will be issued for full shares held. If a Participating Employee elects to have his shares sold, he will receive the proceeds of less selling expenses. In the event of his death, the amount in his Payroll Deduction Account and all shares in his Investment Account shall be delivered to the beneficiary designated by the Participating Employee in a writing filed with the Company. If no beneficiary has been designated, or if the designated beneficiary does not survive the Participating Employee, such amount and all shares shall be delivered to his estate.

15. AMENDMENT OF THE PLAN

     The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the shareholders of the Company must approve any amendment that would materially (i) increase the benefits accruing to Participating Employees under the Plan, (ii) increase the number of securities that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

16. TERMINATION OF THE PLAN

     The Plan and all rights of employees hereunder shall terminate:

          (a) on the Investment Date that Participating Employees become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

          (b) at any date at the discretion of the Board of Directors.

     In the event that the Plan terminates under circumstances described in (a) above, reserved shares remaining as of the termination date shall be issued to Participating Employees on a prorata basis. Upon termination of the Plan, all amounts in an employee's Payroll Deduction Account that are not used to purchase Common Stock will be refunded.

17. EFFECTIVE DATES OF PLAN

     The Plan was approved by the Board of Directors on August 6, 1992 and became effective on January 1, 1993. This Amendment and Restatement was approved by the Board of Directors on June 27, 1995, and shall become effective upon receipt of shareholder approval.

18. GOVERNMENT AND OTHER REGULATIONS

     The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

19. INDEMNIFICATION OF COMMITTEE

     Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its Articles of Incorporation and Bylaws.

FOR all
nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed to the right

1. ELECTION OF DIRECTORS for the terms set forth in the Proxy Statement. WILLIAM P. SCHUBMEHL, ROBERT L. HINTZ, DAVID PLAGEMAN, JOHN
SHERMAN, JR.,  AND  STEVEN C. DELANEY.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
_______________________________________________________________________

2. To approve the 150,000 share increase to the total number of shares authorized for issuance and purchase under the Employee Stock Purchase Plan.

3. To ratify the selection of KPMG Peat Marwick LLP as independent certified public accountants for the fiscal year ending June 28, 1996.

FOR    AGAINST    ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before meeting.

FOR    AGAINST    ABSTAIN

Please sign exactly as name appears to the left. Executors, trustees, etc., should so indicate when signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.

____________________________________________________________
(Signature)
____________________________________________________________
(Signature)
____________________________________________________________

Dated: ________________________________________________  , 1995

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

FOLD AND DETACH HERE

SCOTT & STRINGFELLOW FINANCIAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 17, 1995

The undersigned hereby appoints R. GORDON SMITH and JOHN J.
MULDOWNEY (each with power to act alone and with power of substitution) as Proxies, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of Scott & Stringfellow Financial, Inc. held of record by the undersigned on September 8, 1995, at the Annual Meeting of Shareholders to be held on October 17, 1995, and any adjournment thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR each of the nominees named in proposal 1 and FOR proposals 2 and 3.

FOLD AND DETACH HERE

FOR all
nominees listed (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees listed to the right

1. ELECTION OF DIRECTORS for the terms set forth in the Proxy Statement. WILLIAM P. SCHUBMEHL, ROBERT L. HINTZ, DAVID PLAGEMAN, JOHN
SHERMAN, JR.,  AND  STEVEN C. DELANEY.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)
_______________________________________________________________________

2. To approve the 150,000 share increase to the total number of shares authorized for issuance and purchase under the Employee Stock Purchase Plan.

3. To ratify the selection of KPMG Peat Marwick LLP as independent certified public accountants for the fiscal year ending June 28, 1996.

FOR    AGAINST    ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before meeting.

FOR    AGAINST    ABSTAIN

Please sign exactly as name appears to the left. Executors, trustees, etc., should so indicate when signing. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in partnership name by authorized person.

____________________________________________________________
(Signature)
____________________________________________________________
(Signature)
____________________________________________________________

Dated: ________________________________________________  , 1995

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

FOLD AND DETACH HERE

SCOTT & STRINGFELLOW FINANCIAL, INC.
EMPLOYEE STOCK PURCHASE PLAN

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 17, 1995

The undersigned hereby instructs the Trustee to vote all shares of Common Stock of Scott & Stringfellow Financial, Inc. held of record by the undersigned on September 8, 1995, and credited to my account under the Employee Stock Purchase Plan, at the Annual Meeting of Shareholders to be held on October 17, 1995, and any adjournment thereof.
This proxy when properly executed will be voted as you specify, provided written instructions are received by the Trustee by October 11, 1995. If no direction is made this proxy will be voted FOR each of the nominees named for proposal 1 and FOR proposals 2 and 3.

YOUR VOTING INSTRUCTIONS WILL BE KEPT CONFIDENTIAL

FOLD AND DETACH HERE